                                                                    Exhibit 12.1

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
                               GLASSTECH, INC.
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                      PREDECESSOR
                                                        COMPANY                                REORGANIZED COMPANY
                                                    ---------------        -----------------------------------------------------
                                                      PERIOD FROM               PERIOD FROM
                                                     JULY 1, 1994             JANUARY 4, 1995
                                                       THROUGH                    THROUGH            YEAR ENDED        YEAR ENDED
                                                    JANUARY 3, 1995            JUNE 30, 1995       JUNE 30, 1996     JUNE 30, 1997
                                                    ---------------           ---------------      -------------     -------------
                                                                     |
Consolidated income before income taxes             $           219  |        $           915      $       3,400     $       9,127
Add:                                                                 |
    Interest expense                                              -  |                  2,077              4,200             4,200
    Amortization of deferred financing costs                      -  |                      -                  -                 -
    Portion of operting lease rentals deemed                         |
      to be interest                                             50  |                     50                100               100
                                                    ---------------  |        ---------------      -------------     -------------
    Consolidated income as adjusted                 $           269  |        $         3,042      $       7,700     $      13,427
                                                    ===============  |        ===============      =============     =============
                                                                     |
Fixed charges:                                                       |
    Interest expense                                $             -  |                  2,077              4,200             4,200
    Amortization of deferred financing costs                      -  |                      -                  -                 -
    Portion of operting lease rentals deemed                         |
      to be interest                                             50  |                     50                100               100
                                                    ---------------  |        ---------------      -------------     -------------
    Total fixed charges                             $            50  |        $         2,127      $       4,300     $       4,300
                                                    ===============  |        ===============      =============     =============
                                                                     |
Ratio of earnings to fixed charges                             5.40  |                   1.40               1.80              3.12
                                                                     |
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